UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2019

CANNABIS SUISSE CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-213009	38-3993849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kiranthidiya road 114, Beruwala, Sri Lanka, 12070

(Address of Principal Executive Offices) (Zip Code)

+15022082098

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 23, 2019, the Board of Directors (the “Board”) of Cannabis Suisse Corp. (the “Company”)  appointed Mr. Alain Parrik (age 23) as the Chief Operating Officer of the Company, effective on May 23, 2019.

Background.

From March 2018 to January 2019, Mr. Parrik spent a year in Thailand working as an independent English language teacher. From January 2017 to February 2018, he was employed at Terchest, a language school in Estonia. During this period, he managed to master his communication and negotiation skills while discussing multiple topics with people of different occupations. From September 2015 to January 2017, Mr. Parrik worked as SMM specialist at PremodCan in Vanier, Canada. The experience he obtained enabled him to gain understanding of the whole process of online promotion and advertising for small and medium businesses. Apart from foregoing, Mr. Alain Parrik has been engaged in family business since June 2011 and assisted his brother in obtaining license for cannabis use in Montreal, Canada. The process of studying the medical cannabis domain inspired him to develop in the field and gain knowledge about CBD-related products. The Board of Directors consider Mr. Parrik’s skills to be ideal for future operations of the Company.

There are no family relationships between our new officer and our sole director. There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officer had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which our new officer is a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event. The officer serves in such executive positions at the discretion of the Board of Directors. The Company and its new officer have verbally agreed that no compensation will be due or owning to the new officer until such time as the parties reach a written compensation agreement, if any.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SUISSE CORP.
(Registrant)

/s/ Suneetha Nandana Silva Sudusinghe
Suneetha Nandana Silva Sudusinghe
Chief Executive Officer

Date: May 23, 2019